                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) March 11, 2010

      SHELTER PROPERTIES II

(Exact name of Registrant as specified in its charter)

South Carolina	0-10256	57-0709233
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Please see the description under Item 2.03, below.

ITEM 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On March 11, 2010, Shelter Properties II (the “Registrant”) obtained a second mortgage loan in the principal amount of $5,121,000 on one of its investment properties, Parktown Townhouses, located in Deer Park, Texas. The second mortgage loan bears interest at a fixed rate of 6.48% per annum, and requires monthly payments of principal and interest of approximately $32,000 beginning on May 1, 2010, through the loan’s January 1, 2021 maturity date.  The second mortgage loan has a balloon payment of approximately $4,267,000 due at maturity.  The Registrant may prepay the second mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty.

In connection with the second mortgage loan, the Registrant also agreed to certain modifications to the existing mortgage loan encumbering Parktown Townhouses.  The modifications include a fixed interest rate of 7.21% per annum and monthly payments of principal and interest of approximately $37,000 beginning on May 1, 2010, through the January 1, 2021 maturity date. The existing mortgage loan has a balloon payment of approximately $4,675,000 due at maturity.  The previous terms of the existing mortgage loan consisted of a fixed interest rate of 7.21% per annum and monthly payments of approximately $61,000 through the maturity date of January 1, 2021, at which date the mortgage was scheduled to be fully amortized. The Registrant may prepay the first mortgage loan by delivering 30 days written notice to the lender subject to a prepayment penalty.

In accordance with the terms of both loan agreements, payment of the loans may be accelerated at the option of the lender if an event of default, as defined in the applicable loan agreements, occurs.  Events of default include nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Registrant.

The foregoing description is qualified in its entirety by reference to the Multifamily Note and Amended and Restated Multifamily Note, copies of which are filed as exhibits 10(iii)(l) and 10(iii)(m) to this report.

In accordance with the Registrant’s partnership agreement, the Registrant’s corporate general partner has evaluated the cash requirements of the Registrant and determined that the net financing proceeds will be used to repay outstanding loans and payables due to an affiliate of the Registrant’s corporate general partner.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10(iii)(l)  Multifamily Note between Shelter Properties II Limited Partnership, a South Carolina limited partnership, and Wells Fargo Bank, National Association, a national banking association.*

10(iii)(m)  Amended and Restated Multifamily Note between Shelter Properties II Limited Partnership, a South Carolina limited partnership, and the Federal Home Loan Mortgage Corporation.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELTER PROPERTIES II

By:   Shelter Realty II Corporation

Corporate General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: March 17, 2010